SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-NATIONAL DISC BROKER

                    GABELLI FOUNDATION
                                11/21/00           10,000-           49.0000
                    GABELLI SECURITIES INC.
                                11/21/00            5,000-           49.0000
                    GABELLI PERFORMANCE PARTNERSHIP
                                11/21/00            6,000-           49.0000
                    GABELLI INTERNATIONAL II LTD
                                11/21/00           20,000-           49.0000
                    GABELLI INTERNATIONAL LTD
                                11/21/00           10,000-           49.0000
                    GABELLI ASSET MANAGEMENT INC.
                                11/21/00           25,600-           49.0000
                    GAMCO INVESTORS, INC.
                                11/21/00          150,000-           49.0000
                                11/21/00          415,679-           49.0000
                    GABELLI ASSOCIATES LTD
                                11/21/00           15,000            48.8750
                                11/21/00          155,000-           49.0000
                                11/17/00            5,000            48.8750
                                11/14/00           10,000            48.8125
                    GABELLI FUND, LDC
                                11/21/00            1,000-           49.0000
                    GABELLI ASSOCIATES FUND
                                11/22/00           25,700            48.8750
                                11/21/00           20,000            48.8750
                                11/21/00          180,600-           49.0000
                                11/17/00            5,000            48.8750
                                11/14/00            5,000            48.8125
                    GABELLI GROUP CAPITAL PARTNERS
                                11/21/00           10,000-           49.0000
                    GABELLI&CO PROFIT SHARING PLAN
                                11/21/00           10,000-           49.0000
                     GABELLI FUNDS, LLC.
                         GABELLI VALUE FUND
                                11/21/00          250,000-           49.0000
                         GABELLI ABC FUND
                                11/21/00           50,000-           49.0000


          (1) THE DISPOSITIONS ON 11/21/00 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5(e) OF THIS AMENDMENT TO SCHEDULE 13D. ALL
              OTHER TRANSACTIONS WERE EFFECTED ON THE NYSE.


          (2) PRICE EXCLUDES COMMISSION.